Exhibit 99.8

1UPX A Proposals — The Board of Directors recommend a vote FOR Proposals 1 and 2. 04842A 1. To approve the issuance of shares of Axcelis Technologies, Inc. (“Axcelis”) common stock (the “Axcelis Share Issuance Proposal”) pursuant to the Agreement and Plan of Merger, dated as of September 30, 2025, by and among Axcelis, Victory Merger Sub, Inc., a wholly owned subsidiary of Axcelis, and Veeco Instruments Inc. 2. To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Axcelis Share Issuance Proposal. For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Special Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q MMMMMMMMMMMM MMMMMMMMM 1234 5678 9012 345 674360 If no electronic voting, delete QR code and control # 000001MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 2024 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MMMMMMM You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/acls or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Votes submitted electronically must be received by 11:59pm, Eastern Time, on February 5, 2026. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/acls Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/acls Notice of 2026 Special Meeting of Stockholders To be held at the offices of Axcelis Technologies, Inc. Beverly, Massachusetts 01915 Proxy Solicited by Board of Directors for Special Meeting — Friday, February 6, 2026 Russell J. Low, James G. Coogan, Eileen J. Evans, and any one or more of them each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Axcelis Technologies, Inc. to be held on February 6, 2026 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the Proxies as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1 and 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy — Axcelis Technologies, Inc. C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Meeting Attendance Mark box to the right if you plan to attend the Special Meeting. Change of Address — Please print new address below. Comments — Please print your comments below. 2026 Special Meeting Admission Ticket 2026 Special Meeting of Axcelis Technologies, Inc. Stockholders Friday, February 6, 2026, 11:00 am ET To be held at the offices of Axcelis Technologies, Inc. 108 Cherry Hill Drive Beverly, Massachusetts 01915 Upon arrival, please present this admission ticket and photo identification at the registration desk.